UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 26, 2023

STAR GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West Broad Street Suite 310, Stamford, CT 06902

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SGU	New York Stock Exchange
Common Unit Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2023, Petroleum Heat and Power Co., Inc., a Minnesota corporation (“Petro”), which is an indirect subsidiary of Star Group, L.P., a Delaware limited partnership (the “Partnership” or “Star”), signed a first amendment (the “Amendment”) to its Sixth Amended and Restated Credit Agreement with a group of banks (the “Credit Agreement”), which provides temporary relief from certain financial covenants under the Credit Agreement that must be satisfied in order for the Partnership to make distributions and unit repurchases or, if availability under the Credit Agreement drops below a minimum threshold due to, among other things, the Partnership making acquisitions. In particular, the Amendment reduces the minimum fixed charge coverage ratio for distributions and unit repurchases during the period commencing October 31, 2023 and ending February 27, 2024 (the “Relief Period”) to 1:00 to 1:00 (from 1:15 to 1:00). The Amendment also reduces the minimum fixed charge coverage ratio that must be maintained by the Partnership if availability under the under the Credit Agreement drops below 12.5% of the facility size during the Relief Period to 1:00 to 1:00 (from 1:10 to 1:00).

Item 9.01	Exhibits

10.10	First Amendment to Sixth Amended and Restated Credit Agreement dated September 26, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GROUP, L.P.

By: Kestrel Heat, LLC (General Partner)

By:	/s/ Richard Ambury
Name:	Richard Ambury
Title:	Chief Financial Officer

Date: September 26, 2023